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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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FOR IMMEDIATE RELEASE

NEW REPORT SHOWS LARGE COMPUTER MERGERS
HAVE CONSISTENTLY FAILED

Palo Alto, CA, January 30, 2002 —Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today is filing with the Securities and Exchange Commission (SEC) a report entitled “Large Computing Mergers Have Consistently Failed.” This report shows that large computer mergers historically have failed to achieve expected revenue and cost synergies and have in fact resulted in significant declines in earnings and diminished stockholder value.

Mr. Hewlett stated, “Today’s report clearly illustrates the extreme risk involved in the proposed HP/Compaq merger. HP optimistically assumes it can succeed where others have failed before. Given that past computer mergers failed during the greatest IT spending boom in history, it is far riskier to attempt a complex global integration during the current severe recession in technology spending.

“I am convinced that the proposed merger would destroy value for HP stockholders,” Mr. Hewlett continued. “HP should be creating value and solving problems, not diluting value and creating more problems. HP can do better. Investors deserve it. Wall Street expects it.”

The report studies the results of what Mr. Hewlett’s advisors believe to be the most relevant computer mergers including Compaq’s own experience acquiring Digital Equipment Corporation (DEC) (1998) and Tandem Computer Inc. (1997), and Burroughs Corporation’s combination with Sperry Corporation to form Unisys Corporation (1986). The report shows that stockholders of the acquirors in each of these large precedent computer mergers suffered significant losses following the transactions. Although each transaction projected earnings accretion within the next two years, each company in fact had substantially lower earnings three years later.

“HP’s stated rationale for the proposed acquisition of Compaq is remarkably similar to the strategic rationale put forward for each of these failed transactions,” Mr. Hewlett continued. “Bigger did not prove better in any of these cases, and in each transaction, integrating the two large companies was a major stumbling block to the creation of stockholder value. Above all, history shows that management’s optimism does not provide an escape from the economic reality that business model, not scale, determines success in commodity computing.”

The report demonstrates that:

•	STOCKHOLDERS HAVE SUFFERED SIGNIFICANT LOSS IN VALUE FOLLOWING THE MERGERS. These transactions were driven by the same rationale and optimism offered by HP, but they consistently failed to meet their objectives.

-	Analysts forecasted Compaq earnings to be $1.77 for the fiscal year following the announcement of the DEC transaction, but Compaq reported earnings of $0.15 three years later. Compaq has never come close to its pre-DEC earnings level. Over the same time period, relative to an index of its comparable companies, Compaq’s stock price declined 76%.

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-	Analysts forecasted Compaq earnings to be $1.47 for the fiscal year following the announcement of the Tandem transaction, but Compaq reported earnings of $0.97 three years later. Over the same time period, relative to an index of its comparable companies, Compaq’s stock price declined 70%.

-	Burroughs/Sperry (Unisys) projected earnings of $2.66 to $3.00 for the fiscal year following the announcement of the transaction, but reported earnings of negative $4.71 three years later. Over the same time period, relative to the Dow Jones Industrial Average, Unisys’ stock price declined 5%.

•	COMPAQ’S FAILED ACQUISITION OF DEC IS THE MOST RELEVANT TRANSACTION TO ANALYZE TO EVALUATE THE SIGNIFICANT RISK OF THE PROPOSED HP/COMPAQ MERGER. The DEC acquisition contributed to a dramatic destruction of stockholder value.

-	Since Compaq’s announcement of the DEC acquisition, stockholder value has declined over 80% relative to an index of its comparable companies.

-	In 2000, at the peak of the IT spending cycle, Compaq’s earnings were less than half the level predicted at the time of the merger.

•	HP IS MISLEADING INVESTORS IN ITS ATTEMPTS TO ILLUSTRATE PRECEDENTS FOR SUCCESS. The “successful” technology mergers cited by HP are irrelevant. HP ignored obvious comparable mergers in its own industry and instead reviewed smaller transactions in other industries in an attempt to support its analysis.

-	None of the transactions cited by HP involve computer companies or even approach the scale of the proposed $24 billion HP/Compaq merger. The Nortel/Bay Networks merger was a telecommunications equipment transaction, and the Veritas/Seagate Software, Veritas/OpenVision and BEA Systems/WebLogic mergers were all very small software transactions valued at $1.7 billion, $0.4 billion and $0.2 billion respectively.

-	HP’s analysis of the stock price performance of these transactions stopped two years post-announcement during the middle of the tech bubble, and ignored subsequent decline in values.

HP’s own advisor, McKinsey & Company, concludes in its recent study, Learning From High-Tech Deals, that successful tech companies do not pursue “bet the company” mergers. “Seldom do [gold-standard] companies try to chase a blockbuster deal. Indeed the transactions they undertake tend to be small compared with their own market value: on average, gold standard companies pay less than 1 percent of their market capitalization for an acquisition.” (The McKinsey Quarterly, 2002 Number 1)

The report was prepared by Friedman, Fleischer & Lowe and The Parthenon Group. The report will be available at www.VoteNoHpCompaq.com and www.sec.gov.

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About Walter B. Hewlett

Walter B. Hewlett, an independent software developer, serves as Chairman of The William and Flora Hewlett Foundation, where he has been a director since its founding in 1966. Mr. Hewlett is also a trustee of the William R. Hewlett Revocable Trust. He has served since 1987 on the Board of Directors of Hewlett-Packard Company and since 1999 on the Board of Directors of Agilent Technologies, Inc. He was elected to the Board of Overseers of Harvard University in 1997. In 1994, Mr. Hewlett participated in the formation of Vermont Telephone Company of Springfield, Vermont and currently serves as its Chairman. He founded the Center for Computer Assisted Research in the Humanities in 1984, and currently serves as a director of the Center. He also serves on the boards of The Public Policy Institute of California and The Packard Humanities Institute. Mr. Hewlett is the son of the late Hewlett-Packard Company co-founder, William R. Hewlett.

ADDITIONAL IMPORTANT INFORMATION

On December 27, 2001, Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust (the “Trust”) filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of Hewlett-Packard Company in connection with a meeting of stockholders of Hewlett-Packard to be held for the purpose of voting on various matters relating to the possible merger transaction involving Hewlett-Packard and Compaq Computer Corporation (the “Proposed Merger”). This preliminary proxy statement was revised by Amendment No. 1 to the Schedule 14A filed with the Securities and Exchange Commission on January 14, 2002 (the “Revised Preliminary Proxy Statement”). Mr. Hewlett, Mr. van Bronkhorst and the Trust will prepare and file with the Securities and Exchange Commission a definitive proxy statement relating to their opposition to the Proposed Merger and may file other proxy solicitation materials regarding the Proposed Merger. SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Revised Preliminary Proxy Statement is, and the definitive proxy statement (when it becomes available) will be, available for free at www.sec.gov, along with any other relevant documents. You may also obtain a free copy of the Revised Preliminary Proxy Statement, or the definitive proxy statement (when it becomes available), by contacting MacKenzie Partners at 212-929-5500, or by sending an email to proxy@mackenziepartners.com. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in our solicitation of proxies of Hewlett-Packard’s stockholders is available in the Revised Preliminary Proxy Statement filed with the SEC on January 14, 2002.

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